Exhibit 15.1

                    Letter from Detterbeck & Associates, Ltd.


                                            July 24, 1997



               Securities and Exchange Commission
               Washington,  DC 20549

               RE: CTI
               Industries  Corporation  File No. 333-31969


               Dear  Sir or  Madam:

               We have read the disclosure "Change in Independent Accountants" contained in the Form SB-2 Registration Statement of CTI Industries Corporation as filed with the Securities and Exchange Commission on July 24, 1997, and agree with the statements contained therein that reference our firm.


               Sincerely,


               /s/ Detterbeck & Associates, Ltd.

               DETTERBECK & ASSOCIATES, LTD.